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                              INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("Agreement") is made as of June 5, 1996, by and between Guitar Center Management Company, Inc., a California corporation (the "Corporation"), and the undersigned director or officer of the Company ("Indemnitee"), with reference to the following facts:

         A. Indemnitee is currently serving as a director or officer of the Corporation.

         B. The Corporation and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

         C. Indemnitee does not regard the current protection available to be adequate under the present circumstances to protect him or her against the risks associated with his or her service to the Corporation and the Corporation recognizes that Indemnitee and other officers and directors of the Corporation may not be willing to continue to serve as officers or directors without additional protection.

         D. The Corporation desires to attract and retain the services of highly qualified individuals, including Indemnitee, to serve as officers and directors of the Corporation and thus desires to indemnify its officers and directors to provide them with the maximum protection permitted by law.

         E. The execution and delivery of this Agreement is a condition to the closing of those certain transactions contemplated by that certain Agreement (the "Purchase Agreement"), dated as of May 1, 1996, by and among the Corporation, the securityholders of the Corporation named therein and certain other parties.

         THEREFORE, IN CONSIDERATION OF the foregoing premises, the Corporation and Indemnitee hereby agree as follows:

    1.   INDEMNIFICATION.

         1.1.    THIRD PARTY PROCEEDINGS.

         The Corporation shall indemnify the Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director, officer or agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee while an

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officer, director or agent or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 13, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under California law), judgments, fines, settlements (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee in connection with such proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, if Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceedings, would not create a presumption that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

         1.2.    PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION.

         The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer or agent of the Corporation, or any subsidiary of the Corporation, by reason of any action or inaction on the part of Indemnitee while an officer, director or agent or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including subject to Section 13, attorneys' fees and any expenses of establishing a right to indemnification pursuant to this Agreement or under California law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the proceeding if Indemnitee acted in good faith and in a manner Indemnitee believed to be in or not opposed to the best interests of the Corporation and its shareholders, except that no indemnification shall be made with respect to any claim, issue or matter to which Indemnitee shall have been adjudged to have been liable to the Corporation in the performance of Indemnitee's duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall


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determine upon application that, in view of all the circumstances of the case,
Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

         1.3.    SUCCESSFUL DEFENSE ON MERITS.

         To the extent that Indemnitee has been successful on the merits in defense of any proceeding referred to in Sections 1.1 or 1.2 above, or in defense of any claim, issue or matter therein, the Corporation shall indemnify Indemnitee against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith. An Indemnitee shall be deemed to have been successful on the merits, if the Plaintiff in the action does not prevail in obtaining the relief sought in the suit or action of demanded in the claim.

         1.4.    CERTAIN TERMS DEFINED.

         For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, or agent of such a constituent corporation or who, being or having been such a director, officer, or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

    2.   AGREEMENT TO SERVE.

         Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as he or she is duly elected or appointed or until such time as he or she voluntarily resigns. The terms of any existing employment agreement between Indemnitee and the Corporation shall continue in effect but shall be modified or supplemented by the terms of this Agreement. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.


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    3.   EXPENSES; INDEMNIFICATION PROCEDURE.

         3.1.    ADVANCEMENT OF EXPENSES.

         The Corporation shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 1.1 or 1.2 hereof. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee is not entitled to be indemnified by the Corporation as authorized hereby. The advances to be made hereunder shall be paid by the Corporation to Indemnitee within 20 days following delivery of a written request therefor by Indemnitee to the Corporation.

         3.2.    NOTICE OF CLAIM.

         Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the Indemnitee's rights hereunder except and only to the extent such failure prejudiced the Corporation's ability to successfully defend the matter subject to such notice. Notice to the Corporation shall be directed to the President and the Secretary of the Corporation at the principal business office of the Corporation with copies to O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, Attention: Harvey M. Eisenberg, Esq. (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         3.3.    ENFORCEMENT RIGHTS.

         Any indemnification provided for in Sections 1.1, 1.2 or 1.3 shall be made no later than 60 days after receipt of the written request of Indemnitee. If a claim or request under this Agreement, under any statute, or under any provision of the Corporation's Articles of Incorporation or Bylaws providing for indemnification is not paid by the Corporation, or on its behalf, within 60 days after written request for payment thereof has been received by the Corporation, Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or request, and subject to
Section 13, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any


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action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3.1 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the Corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the Corporation (including its Board of Directors (the "Board") or any subgroup thereof, independent legal counsel or its shareholders).

         3.4.    ASSUMPTION OF DEFENSE.

         In the event the Corporation shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee is authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded, based upon written advice of counsel, that there may be a conflict of interest of such counsel retained by the Corporation between the Corporation and Indemnitee in the conduct of such defense, or (iii) the Corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's counsel shall be at the expense of the Corporation. At all times, Indemnitee shall have the right to employ other counsel in any such proceeding at Indemnitee's expense, and to participate in the defense of the proceeding or claim through such counsel.

         3.5.    NOTICE TO INSURERS.

         If, at the time of the receipt of a notice of a claim pursuant to
Section 3.2 hereof, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all


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necessary or desirable action to cause such insurers to pay, on behalf of the
Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

         3.6.    SUBROGATION.

         In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

    4.   EXCEPTIONS.

         Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to the terms of this Agreement:


         4.1.    EXCLUDED ACTS.

         To indemnify Indemnitee (i) as to circumstances in which indemnity is expressly prohibited pursuant to California law, or (ii) for any acts or omissions or transactions from which a director may not be relieved of liability pursuant to California law; or (iii) any act or acts of bad faith or willful misconduct; or

         4.2.    CLAIMS INITIATED BY INDEMNITEE.

         To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or as otherwise required under the Corporations Code of California, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board has approved the initiation or bringing of such suit; or

         4.3.    LACK OF GOOD FAITH.

         To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

         4.4.    INSURED CLAIMS.

         To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in


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settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation; or

         4.5.    BREACHES OF AGREEMENTS.

         To indemnify Indemnitee for expenses or liabilities (including indemnification obligations of Indemnitee) of any type whatsoever arising from his breach of the Purchase Agreement, an employment agreement with the Corporation (if any) or any other agreement with the Corporation or any of its subsidiaries; or

         4.6.    CLAIMS UNDER SECTION 16(b).

         To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

    5.   PARTIAL INDEMNIFICATION.

         If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.


    6.   ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

         6.1.    SCOPE.

    In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder. Nothing in this Agreement is intended to relieve Indemnitee from any obligations he may have pursuant to the Purchase Agreement, an employment agreement (if any) or any other agreement with the Corporation or its subsidiaries.

         6.2.    NON-EXCLUSIVITY.

         Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee may be entitled under the Corporation's Amended and Restated Articles of Incorporation, the Corporation's Amended and Restated Bylaws, any agreement, any


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vote of shareholders or disinterested directors, or, except as expressly provided herein, under the laws of the State of California.

    7.   MUTUAL ACKNOWLEDGMENT.

         Both the Corporation and Indemnitee acknowledge that, in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

    8.   OFFICER AND DIRECTOR LIABILITY INSURANCE.

         The Corporation shall, from time to time, make the good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Corporation with coverage for losses from wrongful acts, or to ensure the Corporation's performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

    9.   SEVERABILITY.

         Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.


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    10.  EFFECTIVE DATES.

         This Agreement shall be effective as of the date set forth on the first page.

    11.  COVERAGE.

         The provisions of this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

    12.  NOTICE.

         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

    13.  ATTORNEYS' FEES.

         In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous.

    14.  GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely within California.


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    15.  CONSENT TO JURISDICTION.

         The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts in the State of California.

    16.  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GUITAR CENTER MANAGEMENT               Address:
  COMPANY, INC.
                                       5155 Clareton Drive

                                       Agoura Hills, CA  91301

By:_________________________

Title:______________________


INDEMNITEE                             Address:

                                       _________________________

_________________________              _________________________
    (Signature)


_________________________